EXHIBIT 10.3

                                GUARANTY (LESSOR)

                  THIS GUARANTY (Lessor) (this "GUARANTY") is made as of December 9, 1997 by THE VINCAM GROUP, INC., a Florida corporation (the "COMPANY"), in favor of FLEET NATIONAL BANK, as Agent (the "AGENT"), for the ratable benefit of the Lenders from time to time (the "LENDERS"), under the Credit Agreement referred to below.

                                    RECITALS

                  WHEREAS, Fleet Real Estate, Inc. (the "LESSOR") has acquired a fee simple interest in certain real property located in Dade County, Florida(the "SITE"), and intends to construct on the Site a corporate headquarters building and related enhancements and improvements; and

                  WHEREAS, the Lessor has leased the Site, and the corporate headquarters building and other enhancements and improvements thereon, after completion, to the Company, as lessee, pursuant to a Lease Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "LEASE"); and

                  WHEREAS, in order to finance the acquisition of the Lessor's fee simple estate in the Site and the construction of the corporate headquarters building and related enhancements and improvements on the Site for the ultimate use and benefit of the Company in accordance with the Lease, the Company, the Lessor, the Agent, and the Lenders have entered into a certain Credit and Investment Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), whereby the Company has requested that the Lenders extend certain Loans to the Lessor in an aggregate principal amount of up to $11,640,000, and that the Lessor make certain Lessor Investments in an aggregate principal amount of up to $360,000; and

                  WHEREAS, to induce the Agent, the Lenders and the Lessor to enter into the Credit Agreement and other Transaction Documents, the Company has agreed to guarantee certain obligations of the Lessor to the Agent and the Lenders under the Credit Agreement, the Notes and the other Transaction Documents; and

                  WHEREAS, the Lenders have agreed to extend the requested Loans upon the terms and conditions set forth in the Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

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                  SECTION 1. DEFINITIONS. Terms defined in the Credit Agreement or in Schedule 1.02 to the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

                  SECTION 2. THE GUARANTY. The Company, as primary obligor and not merely as surety, hereby irrevocably and unconditionally guarantees (a) the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) when due of the Loans, including, without limitation, any and all renewals, extensions for any period, rearrangements or enlargements thereof, all interest (pre-petition or post-petition) accruing on the Loans (pre-petition or post-petition) and all indemnities, expenses and other amounts payable by the Lessor to the Agent or any Lender under the Credit Agreement, the Notes and the other Transaction Documents and (b) the punctual performance of all obligations and agreements of the Lessor to or in favor of the Agent or the Lenders under the Credit Agreement, the Notes and the other Transaction Documents (all of the foregoing obligations in clauses (a) and (b) above being referred to collectively as the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including reasonable attorneys' fees and expenses) incurred by the Agent and the Lenders and their respective successors, transferees and assigns in enforcing any rights under this Guaranty (Lessor); PROVIDED that, if the Company shall have paid the Final Rent Payment or Completion Costs Payment, as applicable, and returned the Facility to the Lessor in accordance with Section 16 of the Lease, the Company shall have no obligation under this Guaranty (Lessor) or otherwise to pay any portion of the principal amount of the Tranche B Loans.

                  Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Lessor to the Agent or the Lenders but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Lessor. For purposes of determining when an obligation is "due" for purposes of this Guaranty (Lessor), such term shall be interpreted to mean due in accordance with the terms of this Guaranty (Lessor) and without regard to the amendment, modification or rejection of any Guaranteed Obligation in any bankruptcy or other reorganization proceeding.

                  SECTION 3. GUARANTY UNCONDITIONAL. The Company guarantees that the Guaranteed Obligations will be paid and performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lessor with respect thereto. The obligations of the Company under this Guaranty are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty (Lessor),

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irrespective of whether any action is brought against the Lessor or any affiliate of the Lessor or whether the Lessor or any affiliate of the Lessor is joined in any such action or actions. The obligations of the Company hereunder shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         a. any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Lessor under the Credit Agreement, any Note or any other Transaction Document, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations;

         b. any modification or amendment of or supplement to the Credit Agreement, any Note or any other Transaction Document;

         c. any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Lessor under the Credit Agreement, any Note or any other Transaction Document or any obligations of any other guarantor of any of the Guaranteed Obligations;

         d. any change in the corporate existence, structure or ownership of the Lessor, or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Lessor, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Lessor, or any other guarantor of any of the Guaranteed Obligations;

         e. the existence of any claim, set-off or other rights which the Company may have at any time against the Lessor, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         f. any invalidity or unenforceability relating to or against the Lessor, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Note or any other Transaction Document or any other guaranty of the Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by the Lessor or any other guarantor of the Guaranteed Obligations, of amounts payable by the Lessor under the

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                  Credit Agreement, any Note or any other Transaction
                  Document; or

         g. any other act or omission to act or delay of any kind by the Lessor, any other guarantor of the Guaranteed Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder, including, without limitation, any failure, omission, delay or inability on the part of the Agent or the Lenders to enforce, assert or exercise any right, power or remedy conferred on the Agent or the Lenders under the Credit Agreement, any Note or any other Transaction Document.

                  SECTION 4. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Lessor under the Credit Agreement or any other Transaction Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Lessor or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  SECTION 5. WAIVER OF NOTICE BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Lessor, any other guarantor of the Guaranteed Obligations or any other Person.

                  SECTION 6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Lessor under the Credit Agreement, any Note or any other Transaction Document is stayed upon the insolvency, bankruptcy or reorganization of the Lessor, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Transaction Document shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent or any Lender.

                  SECTION 7. NOTICES. All notices and other communications provided for hereunder shall be in writing (including by telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered: if to the Company, any Lender, the Agent or the Lessor, at its address set forth under its name on the signature page to the Credit Agreement; or, as to

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each party at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answerback or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively.

                  SECTION 8. NO WAIVERS. No failure or delay by the Agent or the Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes and the other Transaction Documents shall be cumulative and shall not be exclusive of any other rights or remedies provided by law.

                  SECTION 9. SUCCESSORS AND ASSIGNS. This Guaranty (Lessor) is for the benefit of the Agent and the Lenders and their successors and assigns. In the event of an assignment of any amounts payable under the Credit Agreement, the Notes or the other Transaction Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty (Lessor) may not be assigned by the Company without the prior written consent of the Agent and each Lender and shall be binding upon the Company and its successors and permitted assigns.

                  SECTION 10. CHANGES IN WRITING. Neither this Guaranty (Lessor) nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Company, the Agent and the Lenders.

                  SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY (LESSOR) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YOR, NEW YORK AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

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RELATING TO THIS GUARANTY (LESSOR) OR THE TRANSACTIONS
CONTEMPLATED HEREBY.

                  SECTION 12. TAXES, ETC. All payments required to be made by the Company hereunder shall be made without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority as required pursuant to Section 4.06 of the Credit Agreement.

                  SECTION 13. SUBROGATION. The Company hereby agrees that it will not exercise any rights which it may acquire by way of subrogation under this Guaranty (Lessor), by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Guaranty (Lessor) to be duly executed, under seal, by its authorized officer as of the date first above written.

[SEAL]                                       THE VINCAM GROUP, INC., a Florida
                                             corporation

                                             By: /s/ ELIZABETH J. KEELER
                                                -------------------------------
                                             Name: Elizabeth J. Keeler
                                             Title: Vice President


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